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                    SECURITIES AND EXCHANGE COMMISSION
                           Washington, DC  20549



                                 FORM  8-K

                              CURRENT REPORT

                      Pursuant to Section 13 or 15(d)
                  of the Securities Exchange Act of 1934



Date of Report (Date of earliest event reported):   February 12, 1998
                                                  --------------------


                   GOVERNMENT TECHNOLOGY SERVICES, INC.
          -------------------------------------------------------
          (Exact name of registrant as specified in its charter)


          Delaware                      0-19394                 54-1248422
------------------------             ------------          -----------------
       (State or other                (Commission            (IRS Employer
       jurisdiction of                  File                 Identification
       incorporation)                  Number)                   Number)


    4100 Lafayette Center Drive, Chantilly, Virginia           20151-1200
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        (Address of principal executive offices)               (Zip Code)


Registrant's telephone number, including area code:            703-502-2000
                                                           -----------------

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Item 1.    Changes in Control of Registrant

     Not Applicable.

Item 2.    Acquisition or Disposition of Assets

     On February 12, 1998, Government Technology Services, Inc. ("GTSI"), pursuant to an asset purchase agreement, acquired from BTG, Inc. and two of its subsidiaries (collectively "BTG") substantially all of the assets of the BTG division that is a reseller of computer hardware, software and integrated systems to the federal government (the "Division"). The acquired assets include certain inventory, furniture, fixtures, supplies, equipment, deposits, rights under acquired contracts and intangible personal property. In addition, GTSI assumed certain liabilities of BTG to be performed under specified contracts of BTG relating to the Division and certain liabilities arising from the ownership or operation of the acquired assets after the closing. GTSI paid at closing $7,325,265 in cash and issued 15,375 shares, having a liquidation preference of $15,375,000, of a new series of preferred stock designated Series C 8% Cumulative Redeemable Convertible Preferred Stock ("Series C Preferred Stock"). GTSI will pay an additional $500,000 in cash upon the release of liens on certain items of equipment which are part of the acquired assets. A portion of the consideration, $800,000 in cash and 1,538 shares of Series C Preferred Stock, is being held under an escrow agreement to secure BTG's indemnification obligations under the asset purchase agreement. Under the asset purchase agreement, BTG is obligated to repay to GTSI up to $4.5 million to the extent that there is a shortfall in the amounts that GTSI receives from dispositions of certain noncurrent inventory acquired. GTSI funded the cash portion of the consideration by drawing on its existing credit facility with its lenders. The amount of consideration was determined as a result of arm's-length negotiations between GTSI and BTG. Prior to the closing, there were no material relationships between BTG and GTSI or any of its affiliates, directors or officers, or any associate of any such director or officer. The asset purchase agreement includes certain non-competition covenants by BTG which will continue in effect until February 12, 2004.

     GTSI has agreed to convene a meeting of stockholders no later than January 1, 1999 (the "First Meeting") to approve a proposal (the "Conversion Proposal") to convert the 15,375 shares of Series C Preferred Stock into GTSI common stock ("Common Stock"). If the Conversion Proposal is approved, the Series C Preferred Stock will be converted automatically into that number of shares of Common Stock equal to the liquidation preference of the Series C Preferred Stock ($15,375,000 or $1,000 per share) plus all accrued and unpaid dividends thereon divided by the conversion price of $5.125. If the Conversion Proposal is approved at the First Meeting, the Series C Preferred Stock will be converted into 3,000,000 shares of Common Stock. If the Conversion Proposal is not approved at the First Meeting, GTSI has agreed to convene a second meeting of stockholders no later than January 1, 2000 (the "Second Meeting") to



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approve the Conversion Proposal.  GTSI has agreed to recommend that holders of Common Stock vote in favor of the Conversion Proposal and each current member of the GTSI board of directors (the "Board") agreed to vote any Common Stock over which he or she has voting power in favor of the Conversion Proposal.

     Dividends, payable annually in cash or in additional shares of Series C Preferred Stock at GTSI's option, will begin to accrue commencing on the earlier of January 1, 1999 and the date on which the First Meeting is held if at such meeting approval of the Conversion Proposal is not obtained. At any time on or after the dividend commencement date, GTSI may at its option redeem, in whole but not in part, all of the Series C Preferred Stock. If the redemption date occurs during the period from the dividend commencement date to the date on which the Second Meeting is held, the redemption price will be equal to the liquidation preference plus accrued and unpaid dividends thereon to the redemption date plus an amount equal to 8% of the liquidation preference multiplied by a fraction the numerator of which will be the number of days from the redemption date to the earlier of (a) the first anniversary of the First Meeting and (b) January 1, 2000, and the denominator of which will be 365. If the redemption date occurs on or after the adjustment date (defined as the earlier of January 1, 2000 and the date on which the Second Meeting is held if at such meeting approval of the Conversion Proposal is not obtained), the redemption price will be equal to the liquidation preference plus accrued and unpaid dividends thereon to the redemption date plus an amount equal to 2% of the sum of the liquidation preference and accrued and unpaid dividends thereon attributable to the period commencing with the adjustment date to the redemption date.

     The holders of a majority of the Series C Preferred Stock, voting as a single class, have the right to elect to the Board a director designated as the "Series C Director." In addition, the holders of a majority of the Series C Preferred Stock have the right to nominate, subject to approval by the Board, an independent director designated as the "Joint Director." The Joint Director may not be (a) a director, officer or employee of or otherwise paid any compensation by any holder of Series C Preferred Stock or (b) an officer or employee of or otherwise paid any compensation (other than director's fees) by GTSI. BTG, as the holder of the Series C Preferred Stock, has elected Dr. Edward H. Bersoff, who is BTG's president and chief executive officer, as the Series C Director. BTG has nominated and the Board has approved John M. Toups, a GTSI director since October 1997, as the Joint Director. The rights of the holders of the Series C Preferred Stock with respect to the Joint Director will automatically terminate if the total liquidation preference with respect to the Series C Preferred Stock owned by BTG plus all accrued and unpaid dividends thereon falls below 66 2/3% of the total liquidation preference of the then outstanding Series C Preferred Stock plus all accrued and unpaid dividends thereon.

     At the closing on February 12, 1998, BTG and GTSI entered into a standstill agreement which restricts certain actions by BTG and its


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affiliates (collectively and individually, the "BTG Group") with respect to
GTSI and its securities. BTG agreed that, without the Board's prior consent, while the BTG Group beneficially owns any Series C Preferred
Stock, the BTG Group will not acquire any Common Stock or other securities of GTSI entitled to vote generally for the election of directors or securities convertible into such voting securities (collectively "Voting Securities") if after such acquisition the BTG Group would beneficially own 5% or more of the Voting Securities outstanding following any such acquisition; provided that the BTG Group may not acquire any Voting Securities prior to the earlier of the First Meeting and January 1, 1999.
If the Series C Preferred Stock has been converted to Common Stock as a result of stockholder approval of the Conversion Proposal, the BTG Group may not acquire any Voting Securities if after such acquisition the BTG Group would beneficially own more than 30.8% of the Voting Securities outstanding following any such acquisition. BTG also agreed that, without the Board's prior consent, the BTG Group will not (a) deposit any Voting Securities in a voting trust or subject them to any similar arrangement;
(b) solicit proxies with respect to Voting Securities in opposition to the recommendation of a majority of the Board with respect to any matter (subject to certain exceptions); (c) propose to or solicit GTSI stockholders for the approval of a stockholder proposal except with respect to the Conversion Proposal; (d) join a partnership or other group to acquire, hold, vote or dispose of Voting Securities; or (e) make any proposal to the Board with respect to the acquisition of any beneficial ownership by the BTG Group or with respect to a merger or consolidation with, or sale of a substantial portion of GTSI's assets to the BTG Group.
In addition, BTG agreed that, without the Board's prior consent, the BTG Group will not transfer any Voting Securities, other than (a) to a wholly owned subsidiary of BTG; (b) pursuant to Rule 144 under the Securities Act of 1933, as amended; (c) pursuant to any tender or exchange offer recommended by the Board to GTSI stockholders; (d) pursuant to any public offering of Voting Securities (subject to certain exceptions); or (e) as a result of any pledge to a financial institution to secure a loan.

     Under the standstill agreement, after the date the Series C Preferred Stock is converted to Common Stock as a result of stockholder approval of the Conversion Proposal, GTSI will have the option to repurchase all, but not less than all, of the Voting Securities beneficially owned by the BTG Group if any of the following occurs: (a) the Continuing Directors (as defined) of BTG fail to constitute a majority of the BTG board of directors; (b) no member of any slate of directors recommended by the BTG board is elected to the BTG board by the stockholders of BTG in any election; or (c) the BTG board approves, or BTG executes, an agreement providing for a merger or consolidation of BTG, a sale of substantially all of BTG's assets or any similar transaction (subject to certain exceptions). After the date the Series C Preferred Stock is converted to Common Stock and until such time as the BTG Group beneficially owns less than 15% of GTSI's outstanding Voting Securities, (a) the BTG Group will be entitled to designate one person for nomination to the holders of Common Stock for election to the Board (the "BTG Designee"), (b) the BTG Group will be entitled to designate one additional person for nomination to the holders


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of Common Stock for election to the Board, who will be an independent person approved by the Board in its sole discretion (the "Joint Designee"), and (c) GTSI has agreed to nominate and recommend for approval such BTG Designee and such Joint Designee at each annual meeting of stockholders for the election of directors to the Board. The standstill agreement will continue in effect until February 12, 2004 and thereafter for long as the BTG Group beneficially owns Series C Preferred Stock or 5% or more of the Voting Securities, but in no event longer than February 12, 2008.

Item 3.    Bankruptcy or Receivership

     Not Applicable.

Item 4.    Changes in Registrant's Certifying Accountant

     Not Applicable.

Item 5.    Other Events

     Not Applicable.

Item 6.    Resignation of Registrant's Directors

     Not Applicable.

Item 7.    Financial Statements and Exhibits

     (a)  Financial Statements of Business Acquired.

          The financial statements relating to the business acquired from BTG are not available at this time. Such financial statements will be filed by amendment not later than 60 days after the date this report is required to be filed.

     (b)  Pro Forma Financial Information.

          The required pro forma financial information is not available at this time. Such information will be filed at the time the required financial statements are filed.

     (c)  Exhibits.

          10.30 Asset Purchase Agreement dated as of February 12, 1998 among GTSI, BTG, Inc., BTG Technology Systems, Inc. and Concept Automation, Inc. of America (excluding attachments and exhibits).

          10.31 Standstill Agreement between GTSI and BTG, Inc. dated as of February 12, 1998.




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          10.32     Certificate of Designations, Preferences and Rights of
                    Series C 8% Cumulative Redeemable Convertible Preferred Stock of GTSI filed February 12, 1998 with the Secretary of State of Delaware.

          99.1      Press release dated February 12, 1998















































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                                SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date:  February 26, 1998

                                 GOVERNMENT TECHNOLOGY SERVICES, INC.



                                 By:   /s/ M. DENDY YOUNG
                                     --------------------------------------
                                      M. Dendy Young
                                      President and Chief Executive Officer




































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                             INDEX TO EXHIBITS
===========================================================================
     EXHIBIT  |
     NUMBER   | DESCRIPTION
---------------------------------------------------------------------------
      10.30 | Asset Purchase Agreement dated as of February 12, 1998 among GTSI, BTG, Inc., BTG Technology Systems, Inc. and Concept Automation, Inc. of America (excluding attachments and exhibits)
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      10.31   | Standstill Agreement between GTSI and BTG, Inc. dated as of
                February 12, 1998
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      10.32   | Certificate of Designations, Preferences and Rights of Series
                C 8% Cumulative Redeemable Convertible Preferred Stock of GTSI filed February 12, 1998 with the Secretary of State of Delaware
---------------------------------------------------------------------------
     99.1     | Press release dated February 12, 1998
===========================================================================

































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